Exhibit 5.11

Amec Foster Wheeler

March 29, 2017

TO:	Seabridge Gold Inc. United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the "Company") Consent of Expert

Ladies and Gentlemen:

Reference is made to the following report:

•	2016 KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study Update and Preliminary Economic Assessment dated October 6, 2016
(the "Report")

In connection with the Company's Registration Statement on Form F-10 dated March 29, 2017 and any amendments thereto, including any post-effective amendments (collectively, the "Registration Statement"), we hereby:

1.	consent to the public filing of the Report and the use of any extracts from or a summary of the Report in the Registration Statement; and
2.	consent to the use of our name and references to the Report, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Registration Statement.

Yours truly,

/s/ Amec Foster Wheeler
Authorized Signatory